                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                      FPA NEW INCOME, INC.
      -----------------------------------------------------------------------
              (Exact Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                              FPA NEW INCOME, INC.

    11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD MONDAY, OCTOBER 23, 2000

    Notice is hereby given that the annual meeting of shareholders of FPA New Income, Inc. ("Fund") will be held in the Board Room, Twelfth Floor, at the offices of First Pacific Advisors, Inc., the Fund's investment adviser, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, on Monday, October 23, 2000, at 1:30 P.M. Pacific Time, to consider and vote on the following matters:

    1.  Election of the Board of Directors (Five Directors);

    2. Approval or disapproval of an investment advisory agreement ("New Agreement") between the Fund and First Pacific Advisors, Inc., the Fund's investment adviser ("Adviser");

    3. Ratification or rejection of the selection of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending September 30, 2001; and

    4. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

    You are entitled to vote if you held shares of the Fund as of August 24, 2000.

                                           By Order of the Board of Directors

                                           SHERRY SASAKI
                                           Secretary


September 15, 2000


--------------------------------------------------------------------------------

IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THUS ENABLING THE FUND TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

--------------------------------------------------------------------------------

                              FPA NEW INCOME, INC.

    11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                                PROXY STATEMENT


    The accompanying proxy is solicited by the Board of Directors of the Fund in connection with the annual meeting of shareholders to be held on Monday, October 23, 2000. Any shareholder executing a proxy has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Fund. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of the Adviser, or Boston Financial Data Services, Inc., the Fund's Shareholder Servicing Agent. No specially engaged employees or paid solicitors have been retained by the Fund for such purpose. If any such persons are retained by the Adviser, the costs will be paid by United Asset Management Corporation ("UAM"), the parent of the Adviser. The cost of solicitation of proxies will be borne by UAM. The costs estimated to be incurred in connection with the solicitation of proxies for the Fund's annual meeting (including typesetting, printing, materials, postage, freight, reimbursements to brokers and legal expenses) will be approximately $10,000. The Fund will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. This Proxy Statement was first mailed to shareholders on or about September 15, 2000. You may obtain a copy of the Fund's most recent annual report, and of any succeeding semi-annual report, without charge, by writing to the Secretary of the Fund at the above address, or by telephoning (800) 982-4372.



    On August 24, 2000 (record date for determining shareholders entitled to notice of and to vote at the meeting), there were outstanding 48,417,247 shares of Common Stock, $0.01 par value. Each share is entitled to one vote.



    On August 24, 2000, no person is known by management to own beneficially as much as 5% of the outstanding shares of the Fund, except Charles Schwab & Co., Inc., for the benefit of customers, 101 Montgomery Street, San Francisco, California 94104-4122, which held 7,365,417 shares (15.21%), and National Financial Services Corp., for the exclusive use of its customers, Attention:
Mutual Funds, 5th Floor, 200 Liberty Street--1 WFC, New York, New York 10281-1003, which held 4,907,949 shares (10.14%).


    Signed but unmarked proxies will be voted for the directors nominated below and in favor of all proposals. Shareholders who return proxies marked as abstaining from voting on one or more proposals are treated as being present at the meeting for purposes of obtaining the quorum necessary to hold the meeting, but are not counted as part of the vote necessary to approve the proposal(s). If brokers holding shares for their customers in so-called "Street Name" report that they have not received instructions and are not authorized to vote without instruction, those shares will be treated the same as abstentions.

                     1.  ELECTION OF THE BOARD OF DIRECTORS

    Five directors are to be elected at the meeting, each to hold office until the next meeting of shareholders and until a successor is elected and qualified. The five nominees receiving the highest number of votes will be elected.


    Because we do not expect meetings of shareholders to be held each year, the directors' terms will be indefinite in length. Future meetings will be held if required by the Investment Company Act of 1940. Four of the nominees for director, Willard H. Altman, Jr., DeWayne W. Moore, Alfred E. Osborne, Jr. and Lawrence J. Sheehan, were elected by shareholders at their last meeting on December 20, 1999. Robert L. Rodriguez was elected by directors in 2000. The table below sets forth certain information regarding the nominees.


                                        PRINCIPAL OCCUPATION DURING
     NAME AND POSITION                        PAST FIVE YEARS                              DIRECTOR
       WITH THE FUND                AND DIRECTORSHIP OF PUBLIC COMPANIES          AGE        SINCE
----------------------------  ------------------------------------------------  --------   ---------
Willard H. Altman, Jr.        Retired. Formerly, until 1995, Partner of         65         1998
(Director)(1)                 Ernst & Young LLP, independent auditors for the
                              Fund. Vice President of Evangelical Council for
                              Financial Accountability, an accreditation
                              organization for Christian non-profit entities.
                              Director of FPA Capital Fund, Inc., of FPA
                              Perennial Fund, Inc., of Source Capital, Inc.
                              (2), and of Current Income Shares, Inc., a
                              closed-end investment company not advised by the
                              Adviser.

DeWayne W. Moore              Retired. Formerly Senior Vice President, Chief    86         1981
(Director)(1)                 Financial Officer and director of Guy F.
                              Atkinson Company of California (construction).
                              Director of FPA Capital Fund, Inc. (2).

Alfred E. Osborne, Jr.        Director of the Harold Price Center for           55         1999
(Director)(1)                 Entrepreneurial Studies and Associate Professor
                              of Business Economics at The John E. Anderson
                              Graduate School of Management at UCLA.
                              Dr. Osborne has been at UCLA since 1972.
                              Director of FPA Capital Fund, Inc. (2), of K2
                              Inc., of Nordstrom, Inc., and of E* Capital
                              Corporation, a privately held company which
                              operates a venture capital fund and owns Wedbush
                              Morgan Securities, Inc., a broker-dealer.
                              Independent general partner of Technology
                              Funding Venture Partners V L.P., a business

                                        PRINCIPAL OCCUPATION DURING
     NAME AND POSITION                        PAST FIVE YEARS                              DIRECTOR
       WITH THE FUND                AND DIRECTORSHIP OF PUBLIC COMPANIES          AGE        SINCE
----------------------------  ------------------------------------------------  --------   ---------
                              development company. Trustee of the WM Group of
                              Funds, a mutual fund complex not advised by the
                              Adviser.

Robert L. Rodriguez*          Director (since March 1996), Principal (since     51         2000
(Director, President          March 1996), Chief Executive Officer (since May
and Chief Investment          2000) and Chief Investment Officer (since March
Officer)                      1996) of the Adviser; and director of FPA Fund
                              Distributors, Inc. ("Distributor") since March
                              1996. Director, President and Chief Investment
                              Officer of FPA Capital Fund, Inc. (2).
                              Executive Vice President from January 1996 to
                              March 1996, and Senior Vice President from
                              February 1993 to January 1996, of the Adviser;
                              and director from March 1996 to August 2000 and
                              Senior Vice President from March 1996 to
                              November 1999 of Source Capital, Inc.

Lawrence J. Sheehan**         Of counsel to, and Partner (1969 to 1994) of,     68         1991
(Director)(1)                 the law firm of O'Melveny & Myers LLP, legal
                              counsel to the Fund. Director of FPA Capital
                              Fund, Inc., of FPA Perennial Fund, Inc., of
                              Source Capital, Inc. (2) and of TCW Convertible
                              Securities Fund, Inc., a closed-end investment
                              company not advised by the Adviser.

------------------------

  * Director who is an interested person of the Fund and of the Adviser as defined in the Investment Company Act of 1940 ("Act") by virtue of being an officer of the Fund and of the Adviser.

 ** Director who is an interested person of the Fund as defined in the Act by virtue of being affiliated with legal counsel to the Fund.

 (1) Member of the Audit Committee and of the Corporate Responsibility Committee of the Board of Directors.

 (2) FPA Capital Fund, Inc., FPA Paramount Fund, Inc., FPA Perennial
     Fund, Inc., and Source Capital, Inc. are other investment companies advised by the Adviser ("FPA Fund Complex"). See "Information Concerning the Adviser" herein.


    As of August 24, 2000, the following directors owned shares of the Fund, including shares held in the name of a spouse and trust accounts: Mr. Altman owned 1,079 shares; Mr. Moore owned 204 shares; Mr. Osborne owned no shares;
Mr. Rodriguez owned 2,390 shares; and Mr. Sheehan owned 2,541 shares. On the same date, all officers and directors of the Fund as a group owned of record and beneficially less than 1% of the Fund's shares.

    All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote the signed but unmarked proxies and those marked for the nominated directors for such other nominee as the Board of Directors may designate.

    The Board of Directors has designated the four members identified by footnote (1) to the preceding table as the Audit Committee of the Board. The Committee makes recommendations to the Board of Directors concerning the selection of the Fund's independent auditors and reviews with such auditors the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Fund with the accounting, recording and financial reporting requirements of the Act. The Audit Committee met four times during the last fiscal year.

    The Board of Directors has designated the four members identified by footnote (1) to the preceding table as the Corporate Responsibility Committee. The Committee recommends to the full Board of Directors nominees for election as directors of the Fund to fill vacancies on the Board, when and as they occur. While the Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. The determination of nominees recommended by the Committee is within the sole discretion of the Committee and the final selection of management nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Corporate Responsibility Committee met twice during the last fiscal year.

    During the fiscal year ended September 30, 1999, the Board of Directors held four meetings. Each director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served.

    During the fiscal year ended September 30, 1999, the Fund did not pay any salaries directly to officers but paid an investment advisory fee to the Adviser as described herein. The following information relates to director compensation. Each director who was not an interested person of the Adviser was compensated by the Fund at the rate of $6,000 per year plus a fee of $1,000 per day for each Board of Directors meeting attended. The directors who were not interested persons of the Adviser received total directors' fees of $35,584 for such year. Each such director is also reimbursed for out-of-pocket expenses incurred as a director. During the year, the Fund incurred legal fees of $3,611, to the law firm of O'Melveny & Myers LLP, with which Mr. Sheehan is affiliated.

                                                           TOTAL COMPENSATION*
                              AGGREGATE COMPENSATION*   FROM THE FPA FUND COMPLEX
     NAME OF DIRECTORS             FROM THE FUND           INCLUDING THE FUND
----------------------------  -----------------------   -------------------------
Willard H. Altman, Jr.                $10,000                    $41,500**
Donald E. Cantlay (1)                   5,584                     11,168***
DeWayne W. Moore                       10,000                     20,000***
Lawrence J. Sheehan                    10,000                     42,000**

------------------------

  * No pension or retirement benefits are provided to directors of the Fund or the FPA Fund Complex.

 ** Includes compensation from the Fund, two other open-end investment companies, and one closed-end investment company.

*** Includes compensation from the Fund and one other open-end investment company.

 (1) Director until May, 1999.


    The following information relates to each executive officer of the Fund who is not a director of the Fund. Each officer also serves as a director and/or officer of the Adviser and has received employee stock options to acquire shares of UAM, of which the Adviser is an indirect wholly owned subsidiary. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.


     NAME AND POSITION                  PRINCIPAL OCCUPATION DURING                         OFFICER
       WITH THE FUND                          PAST FIVE YEARS                     AGE        SINCE
----------------------------  ------------------------------------------------  --------   ---------
Eric S. Ende                  Senior Vice President of the Adviser for more     56         1985
(Vice President)              than the past five years. Mr. Ende also serves
                              as director, President and Chief Investment
                              Officer of Source Capital, Inc.; as director,
                              President and Portfolio Manager of FPA Paramount
                              Fund Inc.; as President and Portfolio Manager of
                              FPA Perennial Fund, Inc.; and as Vice President
                              of FPA Capital Fund, Inc. Nominee for director
                              of FPA Perennial Fund, Inc.

J. Richard Atwood             Director (since May 2000), Principal (since May   40         1997
(Treasurer)                   2000), Chief Operating Officer (since May 2000),
                              Chief Financial Officer (since January 1997) and
                              Treasurer (since January 1997) of the Adviser;
                              and director (since May 2000), President (since
                              May 2000), Chief Executive Officer (since May
                              2000), Chief Financial Officer (since March
                              1998) and Treasurer (since January 1997) of the
                              Distributor. Mr. Atwood also serves as Treasurer
                              of FPA Capital Fund, Inc., of FPA Paramount
                              Fund, Inc., of FPA Perennial Fund, Inc. and

     NAME AND POSITION                  PRINCIPAL OCCUPATION DURING                         OFFICER
       WITH THE FUND                          PAST FIVE YEARS                     AGE        SINCE
----------------------------  ------------------------------------------------  --------   ---------
                              of Source Capital, Inc. Mr. Atwood served as
                              Vice President and Chief Financial Officer of
                              Transamerica Investment Services, Inc. from
                              January 1995 to January 1997; and Senior Vice
                              President from January 1997 to May 2000 of the
                              Adviser and of the Distributor.

Sherry Sasaki                 Assistant Vice President and Secretary of the     45         1984
(Secretary)                   Adviser for more than the past five years; and
                              Secretary of the Distributor for more than the
                              past five years. Ms. Sasaki also serves as
                              Secretary of FPA Capital Fund, Inc., of FPA
                              Paramount Fund, Inc., of FPA Perennial
                              Fund, Inc. and of Source Capital, Inc.

             2.  APPROVAL OR DISAPPROVAL OF AN INVESTMENT ADVISORY
                          AGREEMENT ("NEW AGREEMENT")


    First Pacific Advisors, Inc. ("Adviser"), a Massachusetts corporation, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. The Adviser has provided investment management and advisory services to the Fund since July 11, 1984. Such services are presently provided pursuant to an investment advisory agreement, dated December 27, 1994 ("Present Agreement"), which was most recently approved by shareholders of the Fund on December 20, 1999. The Adviser is a wholly owned subsidiary of United Asset Management Holdings, Inc. which is a subsidiary of UAM, which is a holding company principally engaged, through affiliated firms, in providing institutional investment management and acquiring institutional investment management firms.



    UAM has announced an agreement dated June 19, 2000 with Old Mutual plc ("Old Mutual"), a United Kingdom-based financial services group with substantial asset management, insurance, and banking businesses. This agreement provides for a tender offer by Old Mutual to purchase all outstanding shares of UAM and following completion of the tender offer a merger by which UAM will become a wholly-owned subsidiary of Old Mutual. At such time as 25% or more of the outstanding shares of UAM are acquired pursuant to the tender offer, there will be a change in control of UAM and thus an assignment which under the Investment Company Act of 1940 will automatically terminate the Present Agreement.

    Because the change in control which will terminate the Present Agreement is expected to occur prior to this shareholders meeting, the Board of Directors of the Fund has approved an interim investment advisory agreement with the Adviser to allow the continued receipt of advisory services by the Fund after the assignment and prior to shareholder approval of a new agreement. Under the Investment Company Act, the Adviser may continue to serve as investment adviser to the Fund beyond an interim period of 150 days only if shareholders of the Fund approve a new investment advisory agreement. The Board of Directors of the Fund have approved, and recommend shareholder approval of, a new investment advisory agreement ("New Agreement") between the Fund and the Adviser to become effective upon approval by shareholders of the Fund. The New Agreement is identical to the Present Agreement in all material respects, except for the effective and termination dates. Shareholder approval requires the affirmative vote of (a) 67% or more of the voting securities represented at the meeting, if more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of all outstanding voting securities, whichever is less.


    If shareholders of the Fund do not approve the New Agreement, the Board of Directors of the Fund would seek to obtain interim advisory services at the lesser of cost or the current fee rate either from the Adviser or from another advisory organization. Thereafter, the Board of Directors would either negotiate a new investment advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements, in either event subject to the approval of shareholders.

INVESTMENT ADVISORY AGREEMENTS

    The terms of the Present Agreement and the New Agreement are identical in all material respects, except for the effective date and termination date. The initial term of the New Agreement will commence on the date approved by shareholders of the Fund and continue to December 31, 2001. A copy of the New Agreement is attached as Exhibit A hereto. Under each Agreement, the Fund retains the Adviser to manage the investment of the Fund's assets, including the placing of orders for the purchase and sale of portfolio securities. The Adviser agrees to obtain and evaluate economic, statistical and financial information to formulate and implement the Fund's investment programs. In addition to providing management and investment advisory services, the Adviser furnishes office space, facilities and equipment. It also compensates all officers and other personnel of the Fund except directors who are not affiliated with the Adviser.

    The Adviser provides at its expense personnel to serve as officers of the Fund and office space, facilities and equipment for managing the affairs of the Fund. All other expenses incurred in the operation of the Fund are borne by the Fund. Expenses incurred by the Fund include brokerage commissions on portfolio transactions, fees and expenses of directors not affiliated with the Adviser, taxes, transfer agent fees, dividend disbursement and reinvestment and custodian fees, auditing and legal fees, the cost of printing and mailing reports and proxy materials to shareholders, expenses of printing and engraving stock certificates, expense of trade association memberships, premiums for the fidelity bond and errors and omissions insurance maintained by the Fund.

    For services rendered, the Adviser is paid an investment advisory and management fee. Such fee is payable monthly at the annual rate of 0.50% of the Fund's average net assets.

    The Advisory Agreement includes a provision for a reduction in the investment advisory and management fee paid to the Adviser in the amount by which certain defined operating expenses of the Fund (including such advisory fee) for any fiscal year exceed 1 1/2% of the first $15 million of average net assets of the Fund, plus 1% of the remaining average net assets of the Fund, such values to be taken at the close of business on the last business day of each calendar month. Operating expenses, as defined in the Advisory Agreement, exclude (i) interest, (ii) taxes, (iii) expenditures for brokerage and research services, and (iv) any extraordinary expenses such as those of litigation, merger, reorganization or recapitalization, to the extent such extraordinary expenses are permitted to be excluded by the rules or policies of the states in which shares of the Fund are periodically qualified for sale. All expenditures, including costs incurred in connection with the purchase, holding or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not as expenses. This expense limitation provision does not require any payment by the Adviser beyond the return of the investment advisory and management fee paid to it by the Fund for a fiscal year.

    The Advisory Agreement provides that the Adviser shall have no liability to the Fund or any shareholders of the Fund for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the Advisory Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or the reckless disregard of its duties under the Advisory Agreement. The Advisory Agreement may be terminated without penalty by the Board of Directors of the Fund or the vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund upon 60 days' written notice to the Adviser or by the Adviser upon like notice to the Fund. The Advisory Agreement will automatically terminate in the event of its assignment, as that term is defined in the Act.

    The recommendation of the Board of Directors that shareholders approve the New Agreement is based upon the Board's assessment of the Fund's long-term investment performance and low volatility. Expense ratios were found by the Board to be reasonable in comparison to those paid by the other Corporate Debt Funds A Rated in light of the Board's evaluation of the consistency and reliability of the Fund's long-term performance.

    For the fiscal year ended September 30, 1999, the Adviser received investment advisory and management fees of $2,846,976. The Fund's average net assets during the fiscal year were $565,369,704. The total net assets of the Fund were $506,458,635 on June 30, 2000.

PORTFOLIO TRANSACTIONS AND BROKERAGE

    Under the Advisory Agreement, the Adviser makes decisions to buy and sell securities for the Fund, selects broker-dealers and negotiates commission rates or net prices. Since most transactions the Fund makes are principal transactions at net prices, the Fund incurs little or no brokerage costs. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases of portfolio securities from underwriters include a commission or concession the issuer pays to the underwriter. Purchases from dealers serving as market makers include the spread between the bid and asked price. Sales to dealers are effected at bid prices. For the fiscal year ended September 30, 1999, the Fund incurred no brokerage costs.

    The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities purchased or sold by the Fund. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for recommending the investment.

INFORMATION CONCERNING THE ADVISER

    The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to Source Capital, Inc., a publicly traded (closed-end) investment company, which had net assets of $416,779,511 on June 30, 2000. Source Capital, Inc. pays an advisory fee at the annual rate of 0.725% on the first $100 million of its net assets, 0.700% on the next $100 million of its net assets, and 0.675% on any net assets in excess of $200 million. The Adviser also advises FPA Capital Fund, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc. and FPA Crescent Portfolio, open-end investment companies, which had net assets of $449,376,869, $78,529,306, $40,802,448 and $40,525,052, respectively, on June 30, 2000. The annual advisory and administration fees paid by FPA Capital Fund, Inc., FPA Paramount
Fund, Inc. and FPA Perennial Fund, Inc. equal 0.75% of the first $50 million of average daily net assets and 0.65% on the average daily net assets in excess of $50 million. Those three funds also reimburse the Adviser monthly for the cost of financial services for any fiscal year in an amount of up to 0.10% of average daily net assets. FPA Crescent Portfolio pays an advisory fee at the annual rate of 1.00% of its average daily net assets. The Adviser also advises institutional accounts. The Adviser had total assets under management of approximately $2.9 billion at June 30, 2000.

    The directors and principals of the Adviser are the following persons: J. Richard Atwood, Chief Operating Officer, Chief Financial Officer and Treasurer of the Adviser; and Robert L. Rodriguez, Chief Executive Officer and Chief Investment Officer of the Adviser. The principal occupations of Messrs. Atwood and Rodriguez are described in the preceding tables. The business address of Messrs. Atwood and Rodriguez is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

DISTRIBUTOR

    FPA Fund Distributors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, a wholly owned subsidiary of the Adviser, acts as the principal distributor of shares of the Fund pursuant to a Distribution Agreement dated December 27, 1994. For the fiscal year ended September 30, 1999, the Distributor received $70,027 in net sales commissions (after reallowance to other dealers) on sales of shares of the Fund. FPA Fund Distributors, Inc. will continue to serve as distributor for shares of the Fund.

DIRECTORS' RECOMMENDATION AND OTHER INFORMATION

    The New Agreement has been approved by the Board of Directors of the Fund, including those directors who are not "interested persons" of the Fund, as that term is defined in the Act, at a meeting held on August 7, 2000. In so doing, the directors have acted in what they believe to be in the best interests of the shareholders of the Fund.

    In approving the New Agreement and recommending that it be approved by the shareholders, the directors have considered the Adviser's expressed intention to continue the investment operations of the Fund and the Adviser under the direction of current management; the nature, quality and extent of the services to be performed by the Adviser; the investment record of the Fund; comparative data as to investment performance, advisory fees and expenses; the financial resources of UAM and Old Mutual; and such other information and factors as the directors believe to be relevant. The Adviser has assured the directors that there will be no reduction in the nature or quality of its services to the Funds as a result of the transaction.

    The Act provides that in connection with the sale of any interest in an investment adviser which results in the "assignment" of an investment advisory contract, an investment adviser of a registered investment company such as the Fund, or an affiliated person of such investment adviser, may receive any amount or benefit if (i) for a period of 3 years after the sale, at least 75% of the members of the Board of Directors of the investment company are not "interested persons" of the investment adviser or the predecessor adviser, and (ii) there is no "unfair burden" imposed on the investment company as a result of such sale or any expressed or implied terms, conditions or understandings applicable thereto. For this purpose, "unfair burden" is defined to include any arrangement during the 2-year period after the transaction, whereby the investment adviser or its predecessor or successor investment adviser, or any interested persons of any such adviser, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company other than regular type ordinary compensation as principal underwriter for such company, or (ii) from the investment company or its security holders for other than regular type investment advisory or other services. This provision of the Act was enacted by Congress in 1975 to make it clear that an investment adviser (or an affiliated person of the adviser) can realize a profit on the sale of the adviser's business, subject to the two safeguards described above. In their agreement, Old Mutual and UAM have agreed not to take or recommend any action that would constitute an unfair burden on the Fund within the meaning of this provision. Old Mutual and UAM have also agreed that, for a period of three years after the transaction, they will not take or recommend any action that would cause more than 25% of the directors to be interested persons of the Adviser.

                   THE DIRECTORS RECOMMEND THAT SHAREHOLDERS
                           APPROVE THE NEW AGREEMENT

           3.  RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    Shareholders are requested to ratify the selection by the Board of Directors (including a majority of directors who are not interested persons of the Fund as that term is defined in the Act) of the firm of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending September 30, 2001. In addition to normal audit services, Ernst & Young LLP provides services in connection with the preparation and review of federal and state tax returns for the Fund. The employment of Ernst & Young LLP is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment without any penalty. Ernst & Young LLP have served as independent auditors for the Fund since 1969. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

                               4.  OTHER MATTERS

    The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

SIMULTANEOUS MEETINGS

    The annual meeting of shareholders of the Fund is called to be held at the same time as the meeting of shareholders of FPA Capital Fund, Inc., FPA Paramount Fund, Inc. and FPA Perennial Fund, Inc. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meeting so that the meeting of the Fund may be held separately, the persons named as proxies will vote in favor of such an adjournment.

SHAREHOLDER PROPOSALS

    The Fund does not expect to hold regular annual meetings of shareholders. Any shareholder who wishes to submit proposals for consideration at a meeting of the Fund's shareholders should send such proposals to the Fund at the address shown above. Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for that meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

ADJOURNMENT

    In the event that sufficient votes in favor of the proposals set forth in the Notice of Annual Meeting and Proxy Statement are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                           By Order of the Board of Directors

                                           SHERRY SASAKI
                                           Secretary


September 15, 2000


PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                         INVESTMENT ADVISORY AGREEMENT

    AGREEMENT dated October   , 2000, by and between FPA NEW INCOME, INC., a
Maryland corporation (hereinafter referred to as the "Fund"), and FIRST PACIFIC ADVISORS, INC., a Massachusetts corporation (hereinafter referred to as the "Manager").

                             W I T N E S S E T H :

    WHEREAS, the Fund is engaged in business as a diversified open-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

    WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

    WHEREAS, the Fund desires to retain the Manager to render management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

    WHEREAS, the Manager is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Manager hereby agree as follows:

                                   ARTICLE I

                             DUTIES OF THE MANAGER

    The Fund hereby employs the Manager to act as the manager and investment adviser of the Fund and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein.

    (a) INVESTMENT ADVISORY SERVICES. The Manager shall provide the Fund with such investment research, advice and supervision as the Fund may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests or cash, subject always to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the currently effective registration statement relating to the shares of the Fund under the Securities Act of 1933, as amended (the "Registration Statement"). The Manager shall furnish to the Fund research and statistical and other factual information and reports with respect to securities held by the Fund or which the Fund might purchase. It will also furnish to the Fund such information as may be appropriate concerning developments which may affect issuers of securities held by the Fund or which the Fund might purchase or the businesses in which such issuers may be engaged. Such statistical and other factual information and reports shall include information and reports on industries, businesses, corporations and all types of securities, whether or not the Fund has at any time any holdings in such industries, businesses, corporations or securities. The Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by the Manager, and to that end, the Manager is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Manager will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund. The Manager is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers and dealers who also provide research or statistical material, or other services to the Fund or the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine and the Manager will report on said allocations regularly to the Board of Directors of the Fund indicating the brokers to whom such allocations have been made and the basis therefor.

    (b) MANAGEMENT SERVICES. The Manager shall furnish to the Fund necessary assistance in the preparation of all reports now of hereafter required by Federal or other laws, and in the preparation of prospectuses, registration statements and amendments thereto that may be required by Federal or other laws or by the rule or regulation of any duly authorized commission or administrative body. However, nothing herein shall obligate the Manager to pay the costs of preparation, printing, or mailing of prospectuses being used in connection with sales of the Fund's shares or otherwise, except as provided in Article II(b) herein. The Manager also shall furnish to the Fund office space in the offices of the Manager or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs and investments and keeping the general accounts and records of the Fund (exclusive of the necessary records of the transfer agent, registrar and custodian), and shall arrange, if desired by the Fund, for members of the Manager's organization to serve without salaries from the Fund as officers of the Fund.

    When Fund portfolio securities are tendered by the Manager or an affiliate of the Manager, the Manager will arrange to receive the solicitation fees, less expenses, received and will deduct the net amount of any such fees received by the Manager, or any affiliate of the Manager, from the management fee payable by the Fund. The Manager reserves the right, in its discretion, to purchase statistical information and other services from other sources, including affiliates of the Manager.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

    (a) THE MANAGER. The Manager assumes responsibility for and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof.

    (b) THE FUND. Except as expressly provided for above, the Fund assumes responsibility for and shall pay or cause to be paid all other expenses of the Fund including, without limitation: the charges and expenses of any registrar and any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; the charges and expenses of auditors; the charges and expenses of any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including issuance and transfer taxes, and corporate fees payable by the Fund to Federal, state or other governmental agencies; the cost of stock certificates representing shares of the Fund; fees involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions; all expenses of shareholders' and directors' meetings and of preparing, printing and mailing proxy statements and semi-annual and annual reports to shareholders except as set forth in the Distribution Agreement between the Fund and FPA Fund Distributors, Inc.; fees and travel expenses of independent and unaffiliated directors; the expense of furnishing, or causing to be furnished, all shareholders a statement of account after every non-commissionable transaction affecting their account, including the expense of mailing; charges and expenses of legal counsel in connection with matters relating to the Fund, including, without limitation, legal services rendered in connection with the Fund's corporate and financial structure and relations with its shareholders, issuance of Fund shares, and registrations and qualifications of securities under Federal, state and other laws; association dues; interest payable on Fund borrowings; and postage.

                                  ARTICLE III

                          COMPENSATION OF THE MANAGER

    (a) INVESTMENT MANAGEMENT FEE. For the services rendered, the facilities furnished and expenses assumed by the Manager, the Fund shall pay to the Manager compensation at the annual rate of one-half (1/2) of one percent (1%) of the value of the net assets of the Fund, calculated as hereinafter set forth. Compensation under this Agreement shall be calculated and accrued for each calendar day by applying the annual rate to the net assets of the Fund as of the close of the last business day preceding the day for which the fee is being calculated, and dividing the sum so computed by the number of calendar days in the fiscal year. The fees thus accrued will be payable monthly, provided that such compensation shall be paid proportionately for any other period ending with the termination of this Agreement.

    (b) EXPENSE LIMITATIONS. In the event the operating expenses of the Fund, including amounts payable to the Manager pursuant to subsection (a) hereof (but excluding interest, taxes, and brokerage fees and commissions payable by the Fund in connection with the purchase or sale of portfolio securities), for any fiscal year ending on a date on which this Agreement is in effect exceed one and one-half percent (1 1/2%) of the first Fifteen Million Dollars ($15,000,000) of the average net asset value of the Fund, plus one percent (1%) of the average net assets of the Fund in excess of Fifteen Million Dollars ($15,000,000), calculated on the basis of the average of all of the valuations of the net assets of the Fund in effect for the sale of Fund shares as of the close of business on the last business day of each month during the fiscal year, the Manager shall thereupon pay to the Fund the amount by which such expenses exceed such limits.

                                   ARTICLE IV

                     LIMITATION OF LIABILITY OF THE MANAGER

    The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or negligence in the performance of its duties, or by reason or reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Fund contemplated hereby and directors, officers and employees of the Manager and such affiliates.

                                   ARTICLE V

                           ACTIVITIES OF THE MANAGER

    The services of the Manager to the Fund are not to be deemed to be exclusive, the Manager being free to render services to others so long as its services hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

                                   ARTICLE VI

                   DURATION AND TERMINATION OF THIS AGREEMENT

    This Agreement shall continue in effect to December 31, 2001. It may be continued in effect thereafter by mutual consent, provided that such continuance shall be specifically approved at least annually by (a) the Board of Directors of the Fund or by a majority of the outstanding shares of the Fund and (b) by a majority of the directors who are not parties to this Agreement or interested persons (as defined in the Investment Company Act) of any such party. This Agreement will terminate upon assignment and may be terminated without penalty on sixty days' written notice at the option of either party hereto or by the vote of the shareholders of the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party.

                                  ARTICLE VII

                          AMENDMENTS OF THIS AGREEMENT

    This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Board of Directors of the Fund, and by the vote of a majority of outstanding voting securities of the Fund, and (b) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          DEFINITIONS OF CERTAIN TERMS

    Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                                   ARTICLE IX

                                 GOVERNING LAW

    This Agreement shall be construed in accordance with laws of the State of California and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of California, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                           FPA NEW INCOME, INC.

                                           By:
                                                ----------------------------------------
                                                Robert L. Rodriguez,
                                                President

                                           FIRST PACIFIC ADVISORS, INC.

                                           By:
                                                ----------------------------------------
                                                J. Richard Atwood,
                                                Principal

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                              FPA NEW INCOME, INC.
--------------------------------------------------------------------------------


Mark box at right if an address  change or comment has been noted on the reverse
side of this card.                                                    / /



CONTROL NUMBER:











                                                 -------------------------------
Please be sure to sign and date this Proxy.      Date

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
  Shareholder sign here                      Co-owner sign here (if any)

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1.       Election of Directors.  NOMINEES:
                                                         With-     For All
                                                For       hold      Except

       W.H. ALTMAN, JR.    R.L. RODRIGUEZ       / /       / /       / /
       D.W. MOORE          L.J. SHEEHAN
       A.E. OSBORNE, JR.

INSTRUCTION: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEES(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2. Approval of an investment advisory agreement between the Fund and First Pacific Advisors, Inc., the Fund's investment adviser.

                                                For     Against   Abstain
                                                / /       / /       / /

3.   Selection of Ernst & Young LLP as independent auditors.

                                                / /       / /       / /

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated September 2000.

RECORD DATE SHARES:

                              FPA NEW INCOME, INC.

                          STATE STREET BANK & TRUST CO.
                      P.O. BOX 8115, BOSTON, MA 02266-8115

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints WILLARD H. ALTMAN, JR., DEWAYNE W. MOORE and LAWRENCE J. SHEEHAN, and each of them proxies with power of substitution, and hereby authorizes each of them to represent and to vote, as provided on the reverse side, all shares of stock of the above Fund which the undersigned is entitled to vote at the annual meeting to be held on Monday, October 23, 2000, and at any adjournments thereof.

--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------